UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2004

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2004, the Board of Directors of Hologic, Inc. (the “Company”) approved several changes to the cash compensation payable to non-employee members of the Board of Directors. These changes, which are effective as of January 1, 2005, include: (1) changes to the annual cash retainer fee paid to the chairperson of each of the Compensation Committee, Corporate Development Committee and Audit Committee; (2) changes in the fees paid to non-employee directors for participation in Board meetings by telephone; and (3) changes in the fees paid to non-employee directors of each of the committees of the Board of Directors for participation in meetings held on a day other than the day of a meeting of the Board of Directors. No changes were made to the non-employee directors’ participation in the Company’s stock option plans. A summary of the cash compensation to be paid to non-employee members of the Board of Directors effective January 1, 2005, including notations indicating the changes made to the compensation, is as follows:

•	Annual Retainers.

•	An annual cash retainer of $24,000, payable $6,000 per quarter. (No change)

•	An additional annual cash retainer of $7,500, payable $1,875 per quarter, for the chairperson of each of the Compensation Committee, Corporate Development Committee and Audit Committee. (Added the Corporate Development Committee and increased from $2,000, payable $500 per quarter)

•	Board Meeting Fees.

•	$1,500 for each meeting of the Board of Directors at which the non-employee director is physically present. (No change)

•	$1,000 for each meeting of the Board of Directors at which the non-employee director participates by telephone. (Increased from $600 per meeting)

•	Committee Meeting Fees.

•	$2,000 for each meeting of the Audit Committee and Corporate Development Committee at which the non-employee director is physically present (Added the Corporate Development Committee and increased from $1,200 per meeting), if the meeting is held on a day other than the day of a meeting of the Board of Directors and $600 (no change) if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors.

•	$1,200 for each meeting of the Nominating Committee, Corporate Governance Committee and Compensation Committee at which the non-employee director is physically present, if the meeting is held on a day other than the day of a meeting of the Board of Directors and $600 if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors. (No change)

•	$1,000 for each meeting of a committee of the Board of Directors at which the non-employee director participates by telephone. (Increased from $600 per meeting)

On December 15, 2004, the board of directors also approved a financial services program to assist eligible executive officers in their personal financial planning. The term of the financial services program extends until December 17, 2007. Under the program, the Company has agreed to pay or reimburse the officer up to $5,000 each calendar year for expenses incurred in connection with qualified financial planning services. Qualified financial planning services included services related to estate planning and administration, retirement, investment and financial planning, gift planning, stock option exercise planning, trust and will preparation, and income tax planning and tax return preparation. Commissions or fees payable in connection with the purchase of financial products or monitoring investment assets are not covered by the program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 20, 2004	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer

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